PRESS RELEASE

7/24/18

Carlisle Companies Reports Record Second Quarter 2018 Earnings per Share from Continuing Operations of $1.87, a 28.1% Increase from Prior Year

SCOTTSDALE, ARIZONA, July 24, 2018 - Carlisle Companies Incorporated (NYSE:CSL) reported record revenues of $1,236.1 million for the second quarter of 2018, a 25.6% increase from $983.9 million for the second quarter of 2017. Organic revenues grew 9.7%, acquired revenues contributed a total of 14.3% in the quarter, foreign exchange had a positive impact of 0.7%, and adoption of the new FASB revenue recognition standard had a positive impact of 0.9%.
Carlisle reported second quarter Operating Income of $159.7, an increase of 9.2% from the second quarter of 2017 driven primarily by higher sales volumes, price realization, contributions from acquisitions, and continued operational improvements and cost savings from the Carlisle Operating System. Operating Income performance was partially offset by rising raw material, freight and labor-related costs, and unfavorable product mix. In addition to the above Operating Income drivers, Carlisle's diluted EPS was also impacted positively by a lower effective tax rate and reduced share count in the quarter.

	Three Months Ended June 30,
(in millions, except per share amounts)	2018	2017
Revenues	$1,236.1	$983.9
Operating income	$159.7	$146.3
Income from continuing operations, net of tax	$114.7	$94.7
Diluted EPS from continuing operations	$1.87	$1.46
Items affecting comparability (1)	$0.10	$0.09

(1)	See schedule of Items Affecting Comparability in the financial exhibits
All financial and percentage comparisons in the Company's second quarter of 2018 reporting are made to the same quarter of the previous year, unless otherwise stated.

Comment
D. Christian “Chris” Koch, President and Chief Executive Officer, said, "We are pleased with Carlisle's record second quarter sales and diluted EPS results. Carlisle experienced strong organic growth driven by healthy U.S. commercial construction demand at our Carlisle Construction Materials segment (CCM), robust commercial aircraft build rates at our Carlisle Interconnect Technologies segment (CIT), strengthening of Carlisle Brake & Friction's (CBF) off-highway vehicle markets, and continued sequential Operating Income improvement at Carlisle Fluid Technologies (CFT). We are very encouraged by CCM's ability to drive meaningful price increases in the quarter, reflecting our price discipline.
Progress and momentum continue to build on the deployment of Vision 2025. Consistent with our key strategic initiatives, in the quarter our organic growth was almost double our goal of 5%; we made three small but meaningful acquisitions: two metal roofing companies within the CCM segment and a European aerospace engineering firm within CIT; and we continued to return capital to shareholders, paying $22.5 million in dividends and repurchasing approximately $111 million of Carlisle shares. Additionally, recognizing the important contribution of all employees to the success of Vision 2025, we announced a stock option grant to U.S. employees, and a stock appreciation rights grant to employees outside the U.S., giving the opportunity for all of our 14,000 global employees to be engaged in, and benefit from our success."
Segment Information

Carlisle Construction Materials (CCM) achieved record second quarter revenues and Operating Income driven by strong U.S. commercial construction demand in addition to continued progress on price realization. Accella's revenue performance continued to meet our expectations and integration activities are on track. CCM's year-over-year operating margin decline was driven by higher raw material, labor and freight costs, and dilution from the Accella acquisition. Profitability of the legacy CCM business was similar to the second quarter of 2017.

(in millions)	Three Months Ended June 30,				Acquisition Effect	Price / Volume Effect	Exchange Rate Effect
	2018	2017	Change $	Change %
Revenues	$828.6	$631.2	$197.4	31.3%	22.3%	8.5%	0.5%
Operating income	$141.4	$129.1	$12.3	9.5%
Operating margin percentage	17.1%	20.5%		-340bps
Items affecting comparability	$0.7	$0.3
We now expect CCM revenues to grow in the mid-twenty percent range in 2018, including contributions from acquisitions, with organic revenue growth in the mid-to-high single digits.
Carlisle Interconnect Technologies (CIT) delivered record second quarter revenues, driven largely by the Aerospace and Test & Measurement markets, inclusive of Carlisle's adoption of the new revenue recognition standard. Operating Income improved year-over-year driven by higher volumes, savings from COS, and lower restructuring spend, partially offset by foreign exchange pressure related to the Chinese Renminbi and unfavorable product mix.

(in millions)	Three Months Ended June 30,				Acquisition Effect	Price / Volume Effect	Exchange Rate Effect
	2018	2017	Change $	Change %
Revenues	$237.7	$201.8	$35.9	17.8%	0.1%	17.6%	0.1%
Operating income	$27.5	$20.2	$7.3	36.1%
Operating margin percentage	11.6%	10.0%		+160bps
Items affecting comparability	$1.9	$5.6
We continue to expect CIT revenues to exceed ten percent growth in 2018.
Carlisle Brake & Friction (CBF) achieved strong organic revenue growth in the second quarter of 2018, reflecting a continued recovery in off-highway vehicle markets, especially key end markets of Construction, Agriculture, and Mining. Operating Income growth was largely driven by volume and price realization, partially offset by costs associated with our Tulsa, Oklahoma to Medina, Ohio facility consolidation, which is on track to be completed by year end.

(in millions)	Three Months Ended June 30,				Acquisition Effect	Price / Volume Effect	Exchange Rate Effect
	2018	2017	Change $	Change %
Revenues	$96.5	$79.9	$16.6	20.8%	—%	17.7%	3.1%
Operating income	$2.9	$1.3	$1.6	123.1%
Operating margin percentage	3.0%	1.6%		+140bps
Items affecting comparability	$3.9	$1.7
We continue to expect CBF revenues to grow in the mid-teens in 2018.
Carlisle Fluid Technologies (CFT) revenues in the second quarter of 2018, excluding FX, increased slightly. Strong growth in Automotive Refinish and General Industrial markets was offset by weakness in the Transportation market. Operating Income benefited from previous actions we have taken to drive efficiencies from our multiple facility rationalization efforts, progress on vertical integration, and sourcing initiatives.

(in millions)	Three Months Ended June 30,				Acquisition Effect	Price / Volume Effect	Exchange Rate Effect
	2018	2017	Change $	Change %
Revenues	$73.3	$71.0	$2.3	3.2%	—%	0.4%	2.8%
Operating income	$7.8	$7.4	$0.4	5.4%
Operating margin percentage	10.6%	10.4%		+20bps
Items affecting comparability	$1.0	$0.5

We continue to expect CFT revenues to grow mid-single digits in 2018.
Koch concluded by stating, “Following our strong second quarter performance, we enter the second half of 2018 well-positioned to achieve our growth and performance objectives. We continue to have a positive outlook for 2018, bolstered by the strong commitment of our CCM team to maintaining price discipline, our continued focus on improved profitability at CFT, and the progress made on our restructuring efforts. We now expect overall revenue growth in 2018 to be approximately twenty percent. Favorably positioned with our ample liquidity and strong balance sheet, we remain committed to pursuing growth opportunities, both organically and through acquisitions, and returning capital to shareholders. With Vision 2025 well underway, we expect record results for Carlisle in 2018."

Cash Flow
Cash flow used in operations of $2.8 million for the six months ended June 30, 2018, was $137.5 million lower than cash provided of $134.7 million for the prior year period.
Free cash flow (defined as cash provided by or used in operating activities less capital expenditures, and comprised of continuing and discontinued operations) was a use of $69.7 million for the six months ended June 30, 2018, a decrease of $138.3 million versus the prior year. The decrease in free cash flow was due to the timing of cash taxes paid related to the sale of Carlisle FoodService Products and U.S. tax reform. For the full year, excluding the effect of the sale of FoodService Products, we expect free cash flow conversion to be approximately 100%.
As of June 30, 2018, we had $762.4 million cash on hand and $1.0 billion of availability under our revolving credit facility.
Conference Call and Webcast
The Company will discuss the second quarter of 2018 results on a conference call at 5:00 p.m. ET today. The call may be accessed live by going to the Investor Relations section of the Carlisle website (http://www.carlisle.com/investor-relations/events-and-webcasts/default.aspx), or the taped call may be listened to shortly following the live call at the same website location. A PowerPoint presentation will accompany the call and can also be found on the Carlisle website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs which cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the successful integration and identification of our strategic acquisitions; the cyclical nature of our businesses; and the outcome of pending and future litigation and governmental proceedings. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets, and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena may adversely affect general market conditions and our future performance. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement.

Definitions of Organic Revenue and Free Cash Flow
Organic revenue is defined as revenues excluding revenues from acquisitions within the last twelve months, changes in foreign exchange rates versus the U.S. Dollar, and the adoption of the new revenue recognition standard.
Free Cash Flow is defined as Operating Cash Flows less Capital Expenditures.
About Carlisle Companies Incorporated
Carlisle Companies Incorporated is a diversified, global portfolio of niche brands and businesses with highly engineered and high margin products. Carlisle is committed to generating superior shareholder returns by combining a unique management style of decentralization, entrepreneurial spirit, active M&A, and a balanced approach to capital deployment, all with a culture of continuous improvement as embodied in the Carlisle Operating System. Carlisle’s markets include: commercial roofing, specialty polyurethane, agriculture, mining, construction, aerospace, medical, defense, transportation, industrial, protective coating and auto refinishing. Carlisle’s worldwide team of employees generated $4.1 billion in revenues in 2017. Learn more about Carlisle at www.carlisle.com.

CONTACT:	Jim Giannakouros
Vice President of Investor Relations
Carlisle Companies Incorporated
(480) 781-5135
http://www.carlisle.com

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended June 30,
(in millions except share and per share amounts)	2018	2017
Revenues	$1,236.1	$983.9

Cost of goods sold	903.9	697.4
Selling and administrative expenses	159.9	127.0
Research and development expenses	14.2	13.1
Other operating (income) expense, net	(1.6)	0.1
Operating income	159.7	146.3
Interest expense, net	14.2	7.0
Other non-operating (income) expense, net	(0.7)	(0.4)
Income from continuing operations before income taxes	146.2	139.7
Provision for income taxes	31.5	45.0
Income from continuing operations	114.7	94.7

Discontinued operations:
(Loss) income before income taxes	(1.3)	12.1
(Benefit) provision for income taxes	(0.3)	4.5
(Loss) income from discontinued operations	(1.0)	7.6
Net income	$113.7	$102.3

Basic earnings per share attributable to common shares:
Income from continuing operations	$1.88	$1.47
(Loss) income from discontinued operations	(0.02)	0.12
Basic earnings per share	$1.86	$1.59

Diluted earnings per share attributable to common shares:
Income from continuing operations	$1.87	$1.46
(Loss) income from discontinued operations	(0.02)	0.12
Diluted earnings per share	$1.85	$1.58

Average shares outstanding (in thousands):
Basic	60,641	63,746
Diluted	61,059	64,140

Dividends declared and paid per share	$0.37	$0.35

(1) Basic and diluted EPS calculated based on "two-class" method of computing earnings per share using the following income attributable to common shares:
Income from continuing operations	$114.0	$93.6
Net income	$113.0	$101.1

Carlisle Companies Incorporated
Unaudited Segment Information

	Three Months Ended June 30,		Increase / (Decrease)
(in millions, except percentages)	2018	2017	Amount	Percent
Revenues to Unaffiliated Customers
Carlisle Construction Materials	$828.6	$631.2	$197.4	31.3%
Carlisle Interconnect Technologies	237.7	201.8	35.9	17.8
Carlisle Fluid Technologies	73.3	71.0	2.3	3.2
Carlisle Brake & Friction	96.5	79.9	16.6	20.8
Total	$1,236.1	$983.9	$252.2	25.6

Operating Income (Loss)
Carlisle Construction Materials	$141.4	$129.1	$12.3	9.5%
Carlisle Interconnect Technologies	27.5	20.2	7.3	36.1
Carlisle Fluid Technologies	7.8	7.4	0.4	5.4
Carlisle Brake & Friction	2.9	1.3	1.6	123.1
Segment Totals	179.6	158.0	21.6	13.7
Corporate and unallocated (1)	(19.9)	(11.7)	(8.2)	(70.1)
Total	$159.7	$146.3	$13.4	9.2

Operating Margin Percentage
Carlisle Construction Materials	17.1%	20.5%
Carlisle Interconnect Technologies	11.6	10.0
Carlisle Fluid Technologies	10.6	10.4
Carlisle Brake & Friction	3.0	1.6
Total	12.9	14.9

(1)	Includes general corporate expenses and other unallocated costs.

Carlisle Companies Incorporated
Unaudited Items Affecting Comparability Information
Items affecting comparability include costs, and losses or gains related to, among other things, growth and profitability improvement initiatives and other events outside of core business operations (such as asset impairments, exit and disposal and facility rationalization charges, costs of and related to acquisitions, litigation costs, gains and losses from and costs related to divestitures, and discrete tax items). Because these items affect Carlisle's, or any particular operating segment's, financial condition or results in a specific period in which they are recognized, we believe it is appropriate to present the total of these items to provide information regarding the comparability of results of operations period to period.

	Three Months Ended June 30,
(in millions, except per share amounts)	2018	2017
Impact to Operating Income
Exit and disposal costs	4.6	5.0
Other facility rationalization costs	2.7	3.1
Acquisition related costs:
Inventory step-up amortization	0.4	—
Other acquisition costs	0.5	0.4
Litigation costs	1.4	—
Gains from divestitures	(1.9)	—
Total items affecting comparability	$7.7	$8.5

Impact to Diluted EPS from Continuing Operations (1)
Exit and disposal costs	0.05	0.06
Other facility rationalization costs	0.04	0.02
Acquisition related costs:
Inventory step-up amortization	0.01	—
Other acquisition costs	0.01	0.01
Litigation costs	0.02	—
Gains from divestitures	(0.03)	—
Total items affecting comparability	$0.10	$0.09

Impact to Operating Income
Carlisle Construction Materials	$0.7	$0.3
Carlisle Interconnect Technologies	1.9	5.6
Carlisle Fluid Technologies	1.0	0.5
Carlisle Brake & Friction	3.9	1.7
Corporate	0.2	0.4
Total items affecting comparability	$7.7	$8.5

Impact to Diluted EPS from Continuing Operations (1)
Carlisle Construction Materials	$0.01	$—
Carlisle Interconnect Technologies	0.02	0.06
Carlisle Fluid Technologies	0.01	—
Carlisle Brake & Friction	0.05	0.02
Corporate	0.01	0.01
Total items affecting comparability	$0.10	$0.09

(1)	Tax effect is based on the rate of the jurisdiction where the expense is deductible or income is taxable.

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(in millions)	2018	2017
Net cash (used in) provided by operating activities	(2.8)	134.7

Investing activities
Proceeds from sale of discontinued operation	754.6	—
Capital expenditures	(66.9)	(66.1)
Acquisitions, net of cash acquired	(19.3)	(225.9)
Other investing activities, net	5.7	0.1
Net cash provided by (used in) investing activities	674.1	(291.9)

Financing activities
Proceeds from revolving credit facility	—	263.0
Repayments of revolving credit facility	—	(153.0)
Repurchases of common stock	(235.7)	(150.0)
Dividends paid	(45.6)	(45.8)
Withholding tax paid related to stock-based compensation	(9.6)	(8.1)
Proceeds from exercise of stock options	5.0	3.5
Net cash used in financing activities	(285.9)	(90.4)

Effect of foreign currency exchange rate changes on cash and cash equivalents	—	2.1

Change in cash and cash equivalents	385.4	(245.5)
Change in cash and cash equivalents of discontinued operations	(1.3)	(3.7)
Cash and cash equivalents
Beginning of period	378.3	385.3
End of period	$762.4	$136.1

Carlisle Companies Incorporated
Selected Consolidated Balance Sheet Data

(in millions)	June 30, 2018	December 31, 2017
Cash and cash equivalents	762.4	378.3
Long-term debt	1,586.9	1,586.2
Total shareholders' equity	2,672.3	2,528.3